TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 3, 2001
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 3, 2001
PROXIES AND SOLICITATIONS
TIME AND PLACE OF MEETING
VOTING RIGHTS AND PRINCIPAL HOLDERS OF VOTING SECURITIES
INCORPORATION BY REFERENCE
ANNUAL REPORT
MATTERS TO COME BEFORE THE ANNUAL MEETING
ELECTION OF DIRECTORS
(PROPOSAL ONE)
MANAGEMENT AND COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN TRANSACTIONS AND RELATIONSHIPS
RATIFICATION OF INDEPENDENT AUDITOR
(PROPOSAL TWO)
GENERAL INFORMATION
APPENDIX A
AUDIT COMMITTEE CHARTER

SCHEDULE 14A
(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the registrant

Filed by a party other than the registrant

Check the appropriate box:

Preliminary proxy statement	Confidential, for use of the

Commission only (as permitted by

Rule 14a-6(e)(2).

Definitive proxy statement.

Definitive additional materials.

Soliciting material pursuant to Rule 14a-12.

Genomic Solutions, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

      Payment of filing fee (check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Genomic Solutions Inc.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On May 3, 2001

To the Shareholders:

      Notice is hereby given that the Annual Meeting of Shareholders of Genomic Solutions Inc. (the “Company”) will be held at the Crowne Plaza Hotel, 610 Hilton Boulevard, Ann Arbor, Michigan 48108, on Thursday, May 3, 2001, at 9:00 a.m., local time, for the following purposes:

(1)	To elect two Directors to serve until the Annual Meeting of Shareholders to be held in 2004 or until their successors shall have been duly elected and qualified;

(2)	To ratify the appointment of Arthur Andersen LLP, as our independent auditor for the 2001 fiscal year; and

(3)	To transact such other business as may properly come before the meeting.

      A Proxy Statement containing information relevant to the Annual Meeting appears on the following pages.

      Only holders of callable common stock and common stock of record at the close of business on March 22, 2001, are entitled to notice of and to vote at the meeting or any adjournments.

      If you do not plan to attend the meeting and you wish to vote in accordance with the Board of Director’s recommendations, it is not necessary to specify your choices; merely sign, date, and return the enclosed Proxy Card. If you attend the meeting, you may withdraw your Proxy and vote your own shares.

By Order of the Board of Directors

Gary A. Kendra Secretary

Dated: April 9, 2001

      ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE ENCOURAGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE ENCLOSED FOR THAT PURPOSE

Genomic Solutions Inc.
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
To Be Held On May 3, 2001

PROXIES AND SOLICITATIONS

      This Proxy Statement is furnished to shareholders in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Genomic Solutions Inc. (the “Company”) to be used at the Annual Meeting of Shareholders (the “Annual Meeting”) and at any adjournments. If received in time for the Annual Meeting, the shares represented by a valid proxy will be voted in accordance with the specifications, if any, contained in such executed proxy. If no instructions are given, proxies will be voted: (a) FOR election of the two nominees for the Board; (b) FOR ratification of the appointment of Arthur Andersen LLP, as the Company’s independent auditor for the 2001 fiscal year; and (c) at the discretion of Jeffrey S. Williams and Steven J. Richvalsky, the Board’s designated representatives for the Annual Meeting, with respect to such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. You may revoke an executed proxy at any time before it is exercised. You may revoke your proxy either by submitting to our corporate Secretary a written notice of revocation bearing a date later than the date of your proxy any time prior to the start of the Annual Meeting, or by attending the Annual Meeting and voting in person (although attending the Annual Meeting will not by itself revoke a proxy).

      In addition to the use of mails, our directors, officers and employees may solicit proxies by personal interview, telephone and telegram. Arrangements may also be made with brokerage houses or other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of shares of our callable common stock and common stock (the “Common Stock”) held of record by such persons, and we may reimburse such persons for reasonable out-of-pocket expenses incurred in forwarding material, which we anticipate will not exceed $1,000. We will bear the costs of all proxy solicitation.

      Our executive offices are located at 4355 Varsity Drive, Suite E, Ann Arbor, Michigan 48108. This Proxy Statement is dated April 9, 2000. It is first being mailed to shareholders on or about April 11, 2000.

TIME AND PLACE OF MEETING

      The Annual Meeting will be held at the Crowne Plaza Hotel, 610 Hilton Boulevard, Ann Arbor, Michigan 48108, on Thursday, May 3, 2001, at 9:00 a.m., local time.

VOTING RIGHTS AND
PRINCIPAL HOLDERS OF VOTING SECURITIES

      Only shareholders of record at the close of business on March 22, 2001 are entitled to notice of and to vote at the Annual Meeting or at any adjournments. As of that date, we had 25,080,073 shares of Common Stock issued, outstanding and entitled to vote (1,269,841 shares of common stock and 23,810,232 shares of callable common stock), held by 130 holders of record. Each outstanding share entitles the record holder to one vote. Shares cannot be voted at the Annual Meeting unless the holder is present in person or represented by proxy. In order for business to be conducted at the Annual Meeting, we must have a quorum. The presence, in person or by proxy, of shareholders entitled to vote a majority of the voting shares that are outstanding and entitled to vote will constitute a quorum.

      Information concerning principal holders of the Common Stock is discussed under “Security Ownership of Certain Beneficial Owners and Management.”

INCORPORATION BY REFERENCE

      To the extent this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of this Proxy Statement entitled “Report of the Compensation Committee on Executive Compensation” and “Shareholder Return Performance Presentation” shall not be deemed to be so incorporated unless specifically otherwise provided in any such filing.

ANNUAL REPORT

      Shareholders are concurrently being furnished with a copy of the Company’s 2000 Annual Report which contains our audited financial statements as of December 31, 2000. In addition, copies of our Annual Report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission (the “SEC”), will be sent to any shareholder, without charge, upon written request to Steven J. Richvalsky at 4355 Varsity Drive, Suite E, Ann Arbor, Michigan 48108.

MATTERS TO COME BEFORE THE ANNUAL MEETING

ELECTION OF DIRECTORS
(Proposal One)

      The first matter to be considered at the Annual Meeting will be the election of two directors. It is proposed that these positions be filled by persons nominated to the Board by management. Each director shall be elected by a plurality of the votes cast at the Annual Meeting. Therefore, if a quorum is present, abstentions and broker non-votes will have no effect on the election of directors. Proxies will be tabulated by our transfer agent. The Inspector of Elections appointed at the Annual Meeting will then combine the proxy votes with the votes cast at the Annual Meeting. Each director elected at the Annual Meeting will serve for a term commencing on the date of the Annual Meeting and continuing until the Annual Meeting of Shareholders to be held in 2004 or until his successor is duly elected and qualified. In the absence of directions to the contrary, proxies will be voted in favor of the election of the two nominees listed below.

      If any of the nominees named below are unavailable to serve for any reason, then a valid proxy may be voted for the election of such other persons as the person or persons voting the proxy may deem advisable in accordance with their best judgment. Management has no present knowledge that any of the persons named will be unavailable to serve. In any event, the enclosed proxy can be voted for only the two nominees named in this Proxy Statement or their substitutes.

      THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES NAMED BELOW. PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THE NOMINEES UNLESS INSTRUCTIONS TO WITHHOLD OR TO THE CONTRARY ARE GIVEN.

      The following list identifies each incumbent director and nominee for election to the Board at the Annual Meeting and describes each person’s principal occupation for the past five years. Each of the directors has served continuously from the date of his election to the present time.

Name	Age	Position

Jeffrey S. Williams	35	President, Chief Executive Officer and Director/Nominee

Robert G. Shepler (1)	44	Chairman of the Board

P. Nicholas King (2)	61	Director

J. Matthew Mackowski (1)(2)	46	Director

Daniel J. Mitchell (2)	44	Director

Damion E. Wicker, M.D. (1)	40	Director/Nominee

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

Jeffrey S. Williams

      Mr. Williams joined us in March 1997 as our President, Chief Executive Officer and a director. From 1995 until joining us, Mr. Williams served as the Executive Vice President and Chief Operating Officer of International Remote Imaging Systems, a publicly-traded company specializing in digital imaging products for the clinical diagnostics and research marketplaces. Mr. Williams’ prior employment included various positions at Boehringer Mannheim GmbH, a global healthcare company, most recently as Vice President and Global Business Manager. He also served in various sales and marketing capacities with the Organon Pharmaceutical division of Akzo Nobel and the University of Michigan’s Intellectual Properties Office. Mr. Williams received a BS in Biology from Alma College and an MBA from the University of Michigan.

Robert G. Shepler

      Mr. Shepler has been chairman of our board since 1994. Mr. Shepler has been a partner of Mackowski & Shepler, a private equity investment firm, since 1992. Prior to Mackowski & Shepler, Mr. Shepler served as a senior officer with the investment banking division of Merrill Lynch & Co. He is currently a director of several other private companies. He received a BA from Duke University and an MBA from New York University.

P. Nicholas King

      Mr. King has served as a director since January 1998. Mr. King is the founder and Managing Director of King Consultancy, a firm specializing in executive-level general management consulting since 1985. He was also Chairman of PBA Technology until it was acquired by us in December 1997. Prior to forming King Consultancy, Mr. King served in various executive roles with The Tek Group of Cambridge and Cambridge Consultants, Ltd. Mr. King’s early career was spent with Staflex International Ltd., British European Airways and Rolls Royce Ltd. He received a Higher National Certificate in Mechanical Engineering from Derby & District College of Technology and a BSc in Mechanical Engineering from the Imperial College of London University.

J. Matthew Mackowski

      Mr. Mackowski has served as a director since 1994. Mr. Mackowski has been a partner of Mackowski & Shepler since 1992. Prior to forming Mackowski & Shepler, Mr. Mackowski served as a partner of Robertson, Stephens & Co. and was an officer of Citicorp Venture Capital, Ltd. He received a BA from Duke University and an MBA from the Wharton School.

Daniel J. Mitchell

      Mr. Mitchell has served as a director since 1997. Mr. Mitchell is currently a partner at Capital Health Venture Partners and Sequel Venture Partners. Prior to co-founding Capital Health Venture Partners in 1985, he was with the Institutional Venture Capital Fund at the First National Bank of Chicago. Mr. Mitchell is a director of Xcare.Net, Simione Central Holdings,

Inc. and several private companies. He received a BS from the University of Illinois and an MBA from the University of California-Berkeley.

Damion E. Wicker, M.D.

      Dr. Wicker has served as a director since January 1998. Dr. Wicker is a General Partner at JP Morgan Partners LLC, formerly known as Chase Venture Capital Associates, LLC. Prior to joining Chase Capital Partners in April 1993, Dr. Wicker was President of Adams Scientific and held positions with MBW Venture Partners and Alexon, Inc. Dr. Wicker was also a Commonwealth Fund Medical Fellow for the National Institutes of Health. In addition to the Company, he currently is a director of Landec, V. I. Technologies and several private companies. Dr. Wicker received a BS from MIT, an M.D. from Johns Hopkins University, and an MBA from the Wharton School.

      To the best of our knowledge, there are no material proceedings to which any nominee is a party, or has a material interest, adverse to us. To the best of our knowledge, there have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions that are material to the evaluation of the ability or integrity of any nominee during the past five years.

Board of Directors and Committees

Board of Directors

      Our board of directors currently consists of six members. Pursuant to our Certificate of Incorporation, our directors are divided into three classes, each serving three-year terms. The class up for election at the Annual Meeting will hold office for a term expiring at the annual meeting of shareholders to be held in 2004. A second class will hold office for a term expiring at the annual meeting of shareholders to be held in 2002 and a third class will hold office for a term expiring at the annual meeting of shareholders to be held in 2003. Each director will hold office for the term to which he is elected and until his successor is duly elected and qualified. Jeffrey S. Williams and Dr. Damion E. Wicker have terms expiring at the Annual Meeting and are nominees for the class to hold office for a term expiring at the annual meeting of shareholders to be held in 2004.

      The Board met eight times during 2000 and took various actions pursuant to resolutions adopted by unanimous written consent. All directors attended at least 75% of the meetings of the Board and each committee on which they served.

Board Committees

      Several important functions of the Board may be performed by committees that are comprised of members of the Board. Our Bylaws authorize the formation of these committees and grant the Board the authority to prescribe the functions of each committee and the standards for membership of each committee. In addition, the Board appoints the members of each committee. The Board has two standing committees: an Audit Committee and a Compensation

Committee.

      The Audit Committee was established to:

•	annually recommend to the Board a firm of independent public accountants to be our auditors

•	review the scope of the annual audit with the auditors in advance of the audit

•	generally review the results of the audit and the adequacy of our accounting, financial and operating controls

•	review our accounting and reporting principles, policies and practices

•	perform other duties which the Board may delegate to it

      The current members of the Audit Committee are Messrs. J. Matthew Mackowski, Robert G. Shepler and Dr. Damion E. Wicker. The Audit Committee held six meeting during the 2000 fiscal year.

      The Compensation Committee was established to:

•	recommend, review and oversee the salaries, benefits and stock plans for our employees, consultants, directors and other individuals compensated by us

•	administer our compensation plans

•	perform other duties which the Board may delegate to it

      The current members of the Compensation Committee are Messrs. P. Nicholas King, J. Matthew Mackowski and Daniel J. Mitchell. The Compensation Committee held eight meetings during the 2000 fiscal year. See “Report of the Compensation Committee on Executive Compensation”.

MANAGEMENT AND COMPENSATION

Executive Officers

      Our current executive officers, and their ages and positions as of March 31, 2001, are as follows:

Name	Age	Position

Jeffrey S. Williams	35	Chief Executive Officer, President and Director

Steven J. Richvalsky	39	Chief Financial Officer, Executive Vice President and Treasurer

Michael P. Kurek	53	Executive Vice President of Sales and Service

Andrew A. Jakimcius	41	Executive Vice President of Operations

Christine M. Ethier	38	Vice President of Proteomics

Shannon M. Richey	35	Vice President of Genomics

Gary A. Kendra (1)	39	Executive Vice President, Secretary and General Counsel

(1) Mr. Kendra joined us as an officer in March 2001.

Background information for Jeffrey S. Williams is provided under “Election of Directors,” above. Background information for the other executive officers is set forth below.

Steven J. Richvalsky

      Mr. Richvalsky joined us as our Chief Financial Officer, Executive Vice President, Secretary and Treasurer in October 1997. From August 1995 until joining us, Mr. Richvalsky served as Senior Manager of Corporate Financial Analysis, Planning and Reporting at Comshare, Inc., a software company. Prior to Comshare, Mr. Richvalsky held various accounting and finance positions with US Robotics, Inc., a modem and data communications company, including Controller for its modem division and financial manager of its international operations. Mr. Richvalsky began his career with Ernst & Young and served as an Audit Manager in their Entrepreneurial Services Group. Mr. Richvalsky received a BS in Business Administration from John Carroll University and is a Certified Public Accountant.

Michael P. Kurek, Ph.D.

      Dr. Kurek has served as our Executive Vice President of Sales and Service since joining us in December 1997. From January 1996 until joining us, Dr. Kurek was Vice President of Business Development for Gene Codes Corporation, a bioinformatics company, where he was responsible for global sales, marketing, and business development efforts. From January 1990 to December 1996, he was Vice President of Business Development for the Michigan Center for High Technology, where he managed a business incubator and provided management assistance to over 50 start-up companies. Previously, Dr. Kurek served as Director of Marketing and Sales for BioPolymers, Inc., a start-up medical device company. Prior to BioPolymers, he was Director of Business Development for Repligen, a biotechnology company and Product Manager, Life Sciences for the Millipore Corporation. Prior to joining Millipore, Dr. Kurek had conducted biomedical research at Case Western Reserve University, the Boston University

School of Medicine, and thc Boston Biomedical Research Institute. Dr. Kurek received a BS in Biology from Boston College, a Ph.D. in Genetics from Florida State University and an MBA from Boston University.

Andrew A. Jakimcius

      Mr. Jakimcius has served as our Executive Vice President of Operations since April 1998. He joined the Bio Image Products Group of Millipore Corporation in 1991. Prior to joining us, Mr. Jakimcius held various management, engineering and software development positions at imaging and medical-related companies, including Synthetic Vision Systems, Automated Custom Systems, Machine Vision International, and Medtronic. Mr. Jakimcius received a BS in Engineering and a MS in Bioengineering from the University of Michigan and an MBA from Eastern Michigan University.

Christine M. Ethier

      Ms. Ethier has served as our Vice President of Proteomics since November 1999. She joined our predecessor, B.I. Systems Corporation, in 1994 as a Field Marketing Manager and has held positions in product management, field marketing and technical support with us. Prior to joining us, Ms. Ethier held sales positions with Millipore Corporation in its Analytical and Chromatography Divisions and Boehringer Mannheim Corporation in its Biochemicals Division. Ms. Ethier received a BS in Biology from Western Michigan University.

Shannon M. Richey

      Ms. Richey has served as our Vice President of Genomics since November 1999. She joined us in 1997 as a product manager and in 1998 was given product management responsibility for the GeneTAC™ Biochip product line. Prior to joining us, Ms. Richey worked from 1993 to 1997 as a product manager for Baxter/ Hyland-Immuno where she managed its anti-inhibitor hemophilia line. From 1990 to 1993, Ms. Richey worked for Schering Plough, most recently as a marketing manager. Ms. Richey received a BA degree from Wayne State University and an MBA from Cornell University.

Gary A. Kendra

      Mr. Kendra joined us in March 2001 as our General Counsel, Executive Vice President and Secretary. From October 1999, until joining us, Mr. Kendra practiced law with the law firm of Jaffe, Raitt, Heuer & Weiss, Professional Corporation, which represents us in various matters. Prior to that, Mr. Kendra practiced law with the firm of Wise & Marsac, P.C. Mr. Kendra received a BA from Michigan State University and a JD and LLM from Wayne State University Law School.

      To the best of our knowledge, there have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions that are material to the evaluation of the ability or integrity of any executive officer during the past five years.

SUMMARY COMPENSATION TABLE

Executive Compensation

      The following table sets forth compensation earned by or paid for services rendered to us in 2000 by our Chief Executive Officer and each of our other four executive officers whose total annual salary and bonus exceeded $100,000 (collectively, the “Named Executive Officers”) during 2000 for services rendered in all capacities to us during 2000.

SUMMARY COMPENSATION TABLE

					Long-Term
		Annual Compensation			Compensation
					Securities
	Fiscal			All Other	Underlying
Name And Principal Position	Year	Salary($)	Bonus($)	Compensation	Options

Jeffrey S. Williams,	2000	$225,000	$277,450	$14,954	150,000

Chief Executive Officer and	1999	$200,000	$104,000	$7,619	—

President (1) (2) (3) (4) (5)	1998	$175,000	$75,000	$232	100,000

Steven J. Richvalsky,	2000	$116,248	$148,900	$5,278	85,000

Chief Financial Officer, Executive Vice	1999	$100,000	$53,000	$181	—

President and Secretary (2) (3) (4) (5)	1998	$92,000	$35,000	$172	92,250

Michael P. Kurek, PhD,	2000	$119,996	$88,000	$5,569	50,000

Executive Vice President of Sales and	1999	$103,000	$53,000	$669	—

Service (2) (3) (4) (5)	1998	$97,500	$35,000	$835	76,000

Andrew A. Jakimcius,	2000	$112,504	$82,000	$5,263	—

Executive Vice President of	1999	$93,500	$40,000	$222	—

Operations (2) (3) (4) (5)	1998	$87,083	$37,500	$124	50,000

Shannon M. Richey,	2000	$95,004	$46,000	$4,188	—

Vice President of Genomics (2) (3) (4) (5)	1999	$58,515	$17,500	$75	26,000

	1998	$63,453	$4,212	$83	4,000

(1)	Other compensation includes the use of a company automobile for Mr. Williams valued at $9,962 for fiscal year 2000 and $7,400 for 1999.

(2)	Other compensation includes the value of the insurance premiums paid by the Company in 2000 with respect to term life insurance for the benefit of: Jeffrey S. Williams ($192), Steven J. Richvalsky ($178), Michael P. Kurek ($469), Andrew Jakimcius ($163) and Shannon M. Richey ($108).

(3)	Other compensation includes Company contributions to the Named Executive Officer’s 401K. Each Named Officer except Shannon M. Richey received $5,100; Ms. Richey received $4,080 in Company contributions.

(4)	Other compensation includes the value of the insurance premiums paid by the Company in 1999 with respect to term life insurance for the benefit of: Jeffrey S. Williams ($219), Steven J.

Richvalsky ($181), Michael P. Kurek ($669), Andrew Jakimcius ($222) and Shannon M. Richey ($75).

(5)	Other compensation includes the value of the insurance premiums paid by the Company in 1998 with respect to term life insurance for the benefit of: Jeffrey S. Williams ($232), Steven J. Richvalsky ($172), Michael P. Kurek ($835), Andrew Jakimcius ($124) and Shannon M. Richey ($83).

OPTION GRANTS IN LAST FISCAL YEAR

      The following table sets forth summary information concerning individual grants of stock options made during 2000 to each of the Named Executive Officers. In addition, as required by the Securities and Exchange Commission rules, the table sets forth the hypothetical gains that would exist for the options based on assumed rates of annual compound stock price appreciation during the option term.

					Potential Realizable
		% Of Total			Value At Assumed
		Options			Annual Rates of Stock
	Underlying	Granted	Exercise		Price Appreciation For
	Options	To	Price		Option Term(2)
	Granted	Employees	Per	Expiration
Name	In 2000	In 2000(1)	Share	Date	5% ($)	10% ($)

Jeffrey S. Williams	30,000	3.49%	$8.00	5/5/10	$150,900	$382,500

	120,000	13.95%	$8.00	5/5/10	$603,600	$1,500,000

Steven J Richvalsky	25,000	2.91%	$8.00	5/5/10	$125,750	$318,750

	60,000	6.98%	$14.69	8/18/10	$554,400	$1,404,600

Michael P. Kurek, PhD	50,000	5.81%	$14.69	8/18/10	$462,000	$1,170,500

Andrew A. Jakimcius	—	—	—	—	—	—

Shannon M. Richey	—	—	—	—	—	—

(1)	Based on a total of 860,000 option shares granted to our employees under our 1998 Stock Option Plan, as amended, during 2000.

(2)	Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price but do not include deductions for taxes or other expenses associated with the exercise of the options or the sale of the underlying shares of common stock. The 5% and 10% assumed rates of appreciation are mandated by rules of the Securities and Exchange Commission and do not represent our estimate or projection of the future price of our common stock. There can be no assurance that any of the values reflected in this table will be achieved. The actual gains, if any, will depend on the future performance of the common stock, the optionee’s continued employment through applicable vesting periods and the date on which the options are exercised.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-end Option Values

The following table sets forth the number of shares of Common Stock acquired upon the exercise of stock options by each Named Executive Officer during 2000. In addition, the table sets forth the number and value of securities underlying unexercised options held by each Named Executive Officer as of December 31, 2000 and the value of “in-the-money” stock options, which represents the positive spread between the exercise price of a stock option and the market price of the shares subject to such option at the end of the fiscal year ended December 31, 2000.

			Number of Unexercised		Value Of Unexercised
	Shares		Options at		In-the-Money Options at
	Acquired		Fiscal Year End		Fiscal Year End (2)
	on	Value
Name	Exercise in 2000	Realized (1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Jeffrey S. Williams	445,000	$1,378,200	90,000	120,000	$435,300	$0

Steven J. Richvalsky	79,650	$728,059	40,664	56,936	$50,625	$26,118

Michael P. Kurek, PhD	55,200	$356,717	5,756	65,044	$1,451	$149,453

Andrew A. Jakimcius	14,934	$186,057	16,800	30,000	$94,500	$176,574

Shannon M. Richey	6,600	$16,548	10,200	23,200	$67,025	$134,412

(1)	The value realized is calculated based on the fair market value on the date of exercise, minus the exercise price of the option and does not necessarily indicate that the optionee sold such stock.

(2)	The dollar values have been calculated by determining the difference between the fair market value of the securities underlying the options at December 31, 2000 and the exercise prices of the options. We have assumed that the fair market value of shares of callable common stock issuable upon exercise of options was $7.625 per share, the closing sales price on December 29, 2000, the last trading day of the fiscal year.

Report of the Compensation Committee on Executive Compensation

      Policy of Executive Officer Compensation

      The executive compensation program is administered by the Compensation Committee of the Board (the “Committee”) which is comprised of Non-Employee Directors, Messrs. King, Mackowski and Mitchell. The program supports the Company’s commitment to providing superior shareholder value. It is designed to attract and retain high-quality executives, to encourage them to make career commitments to the Company, and to accomplish the Company’s short and long term objectives. The Committee attempts to structure a compensation program for the Company that will reward its top executives with bonuses and option awards upon attainment of specified goals and objectives while striving to maintain salaries at reasonably competitive levels. The Committee reviews the compensation (including salaries, bonuses and stock options) of the Company’s officers and performs such other duties as may be delegated to it by the Board. The Committee held eight meetings during the fiscal year ended December 31, 2000 and took various actions pursuant to resolutions adopted by unanimous written consent.

      In reviewing the compensation to be paid to the Company’s executive officers during the fiscal year ended December 31, 2000, the Committee sought to ensure that executive officers were rewarded for long term strategic management, for increasing the Company’s value for its shareholders, and for achieving internal goals established by the Board. In reviewing the individual performance of the named Executive Officers whose compensation is detailed in this Proxy Statement, other than that of Jeffrey S. Williams, the Committee takes into account the views of Mr. Williams. The Compensation Committee compares the Company’s executive compensation structure against those of other life science companies of comparable size. The Committee believes that such companies generally represent the Company’s most direct competitors for executive talent. The Committee reviews competitive pay practices on an annual basis.

      Accordingly, each executive officer’s compensation package is comprised of three components: (1) base salary; (2) variable cash bonus awards which we typically pay on a semi-annual basis; and (3) stock option awards, which are designed to strengthen the common interests between the executive officers and the Company’s shareholders. Salary is generally based on factors such as an individual officer’s level of responsibility, prior years’ compensation, comparison to compensation of other officers in the Company, and compensation provided at competitive companies and companies of similar size. Bonuses and stock option awards are intended to reward exceptional performances. Benchmarks for determining base salary and bonus levels include targeted funds from operations levels, strength of the balance sheet and creation of shareholder value. Stock option awards are also intended to increase an officer’s interest in the Company’s long-term success as measured by the market and book value of its stock. Stock awards may be granted to officers, directors, consultants and employees of the Company and its subsidiaries under the Company’s Stock Option Plan or Non-Employee Director Stock Option Plan. Stock awards may be stock options, stock appreciation rights, restricted share rights or any variation thereof.

Base Salary

      The Committee assists in establishing the amount of base salary on the basis of the individual’s qualifications and relevant experience, the compensation levels at companies which compete with the Company for business and executive talent, the amount of incentive-based compensation available to each individual and the Company’s financial position. Base salary is adjusted each year to take into account the individual’s performance and relative level of contribution, and to maintain a competitive salary structure.

Cash

      The Committee recommends cash bonuses to be awarded semi-annually on a discretionary basis to executive officers on the basis of their success in achieving designated individual goals and the Company’s success in achieving specific company-wide goals, such as customer satisfaction and revenue growth.

Stock Options

      The Company uses its stock option plans to provide executives and other key employees with incentives to maximize long-term stockholder value. Awards under these plans take the form of stock options designed to give the recipient a significant equity stake in the Company and thereby closely align his or her interests with those of the Company’s shareholders. Factors considered in making such awards include the individual’s position in the Company, his or her performance and level of responsibilities, and internal comparability considerations. The Committee does not adhere to any specific guidelines as to the relative option holdings of the Company officers but does consider internal comparability. The Committee may vary the size of the option grant made to each executive officer as it determines the circumstances warrant.

      Each option grant allows the executive officer to acquire shares of Common Stock at a fixed price per share equal to the fair market value on the date of grant. The options vest in periodic installments contingent upon the executive officer’s continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company’s service, and then only if the market price of the Common Stock appreciates over the option term.

      CEO Compensation

      During the fiscal year ended December 31, 2000, Mr. Williams served in the capacity of Chief Executive Officer of the Company.

      As of January 1, 2000, the Company entered into an employment agreement with Mr. Williams which governed the salary and bonus paid to Mr. Williams during the fiscal year ended December 31, 2000. Pursuant to this employment agreement, Mr. Williams was paid a salary of $225,000 for fiscal year 2000. Mr. Williams received incentive compensation of $284,000 which was paid on a semi-annual basis and was based on the Company’s performance. In addition, to cash compensation, the Committee also granted Mr. Williams 150,000 stock options. Significant factors in establishing Mr. Williams’ compensation were his success in effecting the Company’s initial public offering and achieving specific objectives with regard to financial and business endeavors of the Company. Based upon these factors and those other factors set forth in the Committee’s report, the Committee believes that Mr. William’s total compensation in 2000 was competitive with the appropriate level for his position, particularly in view of his performance.

Respectfully submitted,
P. Nicholas King
J. Matthew Mackowski
Daniel J. Mitchell

Impact Of Internal Revenue Code 162(m)

      The Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding the $1 million in any taxable year for the Chief Executive Officer and four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the “performance-based” exception to Section 162(m). For the reporting period, none of the compensation paid by the Company to each of its executive officers is expected to exceed $1 million limitation. It is the Committee’s policy to qualify, to the extent reasonable, its executive officers’ compensation for deductibility under applicable tax law. However, the Company may from time to time pay compensation to its executive officers that may not be deductible if it believes this to be in the best interests of the Company and its shareholders.

Compensation Committee:

P. Nicholas King
J. Matthew Mackowski
Daniel J. Mitchell

Employment Agreements

      Mr. Williams’ employment agreement is for a term of three years beginning January 2000 and provides for a salary of $225,000 per year subject to periodic increases by our board of directors at its discretion. Mr. Williams is eligible to receive a bonus each year as determined by our board. If Mr. Williams’s employment is terminated without cause or there is a change of control, he will be entitled to receive a severance payment equal to the greater of (i) the salary remaining to be paid over the life of the agreement; or (ii) two times his annual salary.

      In November 2000, we entered into employment agreements with the other members of our senior executive team. The agreements are for a two year term and require three months notice for the executive to terminate. We can terminate an executive’s employment at any time, with or without cause, with a six month severance payment in the event of termination without cause. Each agreement also includes a confidentiality covenant and a six month non-compete clause. In addition, in certain change of control situations, the executive has the right to receive six months salary if his or her employment is terminated or three months salary if he or she is retained by the surviving corporation.

Director Compensation

      We do not currently pay directors cash compensation; however, they are reimbursed for the reasonable expenses incurred in connection with attending board and committee meetings. Under our 1998 Non-Employee Director and Consultant Stock Option Plan, each individual who was a non-employee director of the board of directors at the time the plan was adopted and each individual who becomes a non-employee member of the board automatically receives an option to purchase 10,000 shares of callable common stock on the date the individual joins the board of directors. In addition, directors may receive additional options or other compensation at the board’s discretion.

      Under the 1998 Non-Employee Director and Consultant Stock Option Plan, the following directors received options in 2000: Robert G. Shepler, J. Matthew Mackowski, Daniel J. Mitchell, Dr. Damion Wicker and P. Nicholas King. Each of these directors received an option in May, 2000 to purchase 10,000 shares of callable common stock at an exercise price of $8.00. The exercise prices of these options were fair market value on the date of grant and each of these options vests in full on the first anniversary of the date of grant and must be exercised within ten years after the date of grant.

Compensation Committee Interlocks and Insider Participation

      None of the members of our compensation committee has been an officer or employee of ours at any time. No interlocking relationship exists between our board of directors or compensation committee and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past. Until the formation of the compensation committee in January 1998, matters concerning executive compensation were addressed by the entire board of directors.

Audit Committee Report

      Our Board of Directors maintains an Audit Committee comprised of three of our outside directors. The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the rule of the National Association of Securities Dealers, Inc. (“NASD”) that governs audit committee composition, Rule 4310(c)(26)(B)(i), including the requirement that audit committee members all be “independent directors” as that term is defined by NASD Rule 4200(a)(15).

      In accordance with its written charter adopted by the Board of Directors (set forth in Appendix A to this proxy statement), the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of our accounting, auditing and financial reporting practices. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

•	reviewed and discussed the audited financial statements with management;

•	discussed with the independent auditors the material required to be discussed by Statement on Auditing Standards No. 61; and

•	reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board’s Standard No. 1, and discussed with the independent auditors any relationships that may impact their objectivity and independence.

      Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed with the Securities and Exchange Commission.

      The Audit Committee presents the following summary of all fees billed by Arthur Andersen LLP, the Company’s auditors, for the calendar year:

•	Audit Fees (for the audit of the 2000 financial statements and quarterly reviews) — $72,000.

•	Financial Information Systems Design and Implementation Fees — no projects were undertaken in 2000.

•	All Other Fees (consisting primarily of our registration statement for our initial public offering and tax services) — $404,948.

      The Audit Committee has considered and determined that the level of Arthur Andersen LLP’s fees for provision of services other than the audit and the quarterly review services is compatible with maintaining the auditor’s independence. The Audit Committee has also approved the selection of Arthur Andersen as the Corporation’s independent auditor for the year ended December 31, 2001.

Members of the Fiscal 2000 Audit Committee:

J. Matthew Mackowski
Robert G. Shepler
Dr. Damion E. Wicker

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

      The following graph compares the cumulative total stockholder return on our callable common stock with the cumulative total return of the Nasdaq National Market, U.S. index and the Nasdaq Biotechnology Index for the period beginning on May 5, 2000, the date of our initial public offering, and ending on December 31, 2000. This chart assumes investment of $100 on the date of our initial public offering. We have never paid dividends on our callable common stock and have no present plans to do so. The stock price performance on the following graph is not indicative of future stock price performance.

	Cumulative Total Return

	5/5/00	6/00	9/00	12/00

GENOMIC SOLUTIONS INC	100.00	182.81	214.85	95.31

NASDAQ STOCK MARKET (U.S.)	100.00	104.62	96.28	64.52

NASDAQ BIOTECHNOLOGY	100.00	119.49	129.16	106.50

PEER GROUP	100.00	91.03	65.75	65.04

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and beneficial owners of more than 10% of our capital stock to file reports of ownership and changes of ownership with the SEC and the Nasdaq Stock Market. Based solely on our review of the copies of such reports received by us, and written representations from certain reporting persons, we believe, that during the year ended December 31, 2000, our directors, executive officers and beneficial owners of more than 10% of our capital stock have complied with all filing requirements applicable to them, except that: (a) Jeffrey S. Williams, Chief Executive Officer, President and Director filed a Form 5 reporting one transaction that was required to be filed on a Form 4; (b) Andrew A. Jakimcius, Executive Vice President of Operations, filed a Form 5 reporting one transaction that was required to be filed on a Form 4; and (c) JP Morgan Partners, a holder of more than 10% of our callable common stock filed one late Form 4 reporting four transactions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information with respect to the beneficial ownership of our Common Stock as of March 15, 2000, by:

•	each person known by us to beneficially own more than 5% of our Common Stock;

•	each Named Executive Officer;

•	each of our directors; and

•	all executive officers and directors as a group.

      Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days after March 15, 2000, are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares indicated, subject to applicable community property laws.

      Unless indicated otherwise, the address of the beneficial owners is: c/o Genomic Solutions Inc., 4355 Varsity Drive, Suite E, Ann Arbor, Michigan 48108.

	Shares
	Beneficially	Percent of
Name and Address of Beneficial Owner	Owned	Class

JP Morgan Partners LLC (1)	4,967,236	20.50%

1221 Avenue of the Americas New York, NY 10020

Damion E. Wicker, M.D. (2)	4,967,236	20.50%

c/o JP Morgan Partners LLC

1221 Avenue of the Americas New York, NY 10020

J. Matthew Mackowski (3)	1,888,461	7.92%

c/o Mackowski & Shepler 275 Post Street, Suite 600

San Francisco, CA 94108

American Healthcare Fund II (4)	1,876,694	7.88%

4430 Arapaho Avenue, Suite 200

Boulder, CO 80303

Daniel J. Mitchell (5)	1,897,494	7.96%

c/o American Healthcare Fund II

4430 Arapaho Avenue, Suite 200

Boulder, CO 80303

PerkinElmer, Inc. (6)	1,269,841	100	%(6)

45 William Street Wellesley, MA 02481

Jeffrey S. Williams (7)	1,186,333	4.96%

Robert G. Shepler (8)	663,805	2.78%

c/o Mackowski & Shepler 275 Post Street, Suite 600

San Francisco, CA 94108

P. Nicholas King (9)	173,913	*

The Homestead, Church Road, Huntingdon Cambridgeshire, UK PE175RR

Steven J. Richvalsky(10)	133,217	*

Michael P. Kurek, Ph.D (11)	68,378	*

Andrew A. Jakimcius (12)	72,443	*

Shannon M. Richey (13)	23,710	*

AXA Assurances I.A.R.D. Mutuelle and related parties (14)	1,252,400	5.26%

25, avenue Matignon 75008 Paris, France

J. & W. Seligman & Co. Incorporated and related party (15)	1,318,177	5.54%

100 Park Avenue New York, New York 10017

All directors and executive officers as a group (11 persons)	11,074,990	45.80%

*	Less than 1%

(1) Includes options to purchase 30,000 shares of callable common stock that JP Morgan has the right to request Dr. Damion Wicker to exercise and transfer any shares issued to JP Morgan.

(2) 4,937,236 shares are held in the name of JP Morgan Partners LLC and are attributed to Dr. Wicker as he is a partner of JP Morgan Partners LLC. Dr. Wicker disclaims beneficial ownership of all shares issued or issuable to JP Morgan Partners, except to the extent of his pecuniary interest. Includes options to purchase 30,000 shares of callable common stock. Dr. Wicker is contractually obligated to exercise the options at the request of, and to transfer any shares issued under the stock options to JP Morgan Partners.

(3) Includes options to purchase 30,000 shares of callable common stock.

(4) Includes options to purchase 30,000 shares of callable common stock that American Healthcare has the right to request Mr. Mitchell to exercise and transfer any shares issued to American Healthcare.

(5) 1,846,694 shares are held in the name of American Healthcare and are attributed to Mr. Mitchell as he is the general partner of Capital Health Venture Partners, the general partner of American Healthcare. Mr. Mitchell disclaims beneficial ownership of all shares issued or issuable to American Healthcare, except to the extent of his pecuniary interest. Includes options to purchase 30,000 shares of callable common stock. Mr. Mitchell is contractually obligated to exercise the options at the request of, and to transfer any shares issued under the stock options to American Healthcare.

(6) PerkinElmer holds 1,269,841 shares of common stock, which represents 100% of our issued and outstanding common stock. PerkinElmer does not hold any shares of callable common stock. PerkinElmer has an option to increase its ownership interest to 19.9% of our outstanding capital, on a fully diluted basis. In addition, PerkinElmer has the right to cause us to redeem our callable common stock until October 21, 2002. PerkinElmer’s rights are set forth in detail in “Certain Transactions.”

(7) Includes options to purchase 120,000 shares of callable common stock. Includes 200,000 shares of callable common stock which are held by a trust for the benefit of Mr. Williams’ children and 100,000 shares that are held by Mr. Williams’ wife.

(8) Includes options to purchase 30,000 shares of callable common stock.

(9) Includes options to purchase 30,000 shares of callable common stock. Also includes 68,750 shares of callable common stock which are held by Mr. King’s wife and 2,750 shares of callable common stock which are held by Mr. King’s children.

(10) Includes options to purchase 48,528 shares of callable common stock.

(11) Includes options to purchase 11,512 shares of callable common stock.

(12) Includes options to purchase 28,188 shares of callable common stock.

(13) Includes options to purchase 12,110 shares of callable common stock.

(14) Information with respect to AXA Assurances I.A.R.D. Mutuelle and related parties is based on statements filed by those parties under Section 13 of the Exchange Act of 1934 reporting shareholdings as of December 31, 2000. In addition to AXA Assurances I.A.R.D. Mutuelle, related parties on the filing are AXA Assurances Vie Mutuelle, AXA Conseil Vie Assurance Mutuelle, AXA Courtage Assurance Mutuelle, AXA and AXA Financial, Inc. The reporting persons have sole voting power with respect to 728,200 shares, shared voting power with respect to 521,400 shares, and sole investment power with respect to all 1,252,400 shares.

(15) Information with respect to J. & W. Seligman & Co. Incorporated is based on statements filed by such party under Section 13 of the Exchange Act of 1934 reporting shareholdings as of December 31, 2000. In addition to J. & W. Seligman & Co. Incorporated, a related party on the filing is William C. Morris, the owner of a majority of the outstanding voting securities of J. & W. Seligman & Co. Incorporated, who may be deemed to beneficially own the shares reported.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

RELATED PARTY TRANSACTIONS

Employment Agreements

      We have entered into employment agreements with Mr. Jeffrey S. Williams and our other executive officers. For information regarding these agreements, please see “Management -Employment Agreements.”

INDEBTEDNESS OF MANAGEMENT

      In 1998 and 2000, we made loans to Jeffrey S. Williams used by Mr. Williams to exercise options to acquire callable common stock. The principal amount outstanding at March 31, 2001 is $47,250 for the 1998 loan and $40,000 for the 2000 loan. Both loans are due five years after the dates they were made, are unsecured and provide for full recourse against Mr. Williams. Each note bears interest at an annual rate equal to the medium term applicable federal rate which is 5.93% for the 1998 note and 6.56% for the 2000 note.

      In April 2001, we loaned Mr. Williams $500,000 pursuant to a two year term note that bears interest at an annual rate equal to 6.5%. The loan is secured by a pledge of approximately 500,000 shares of our callable common stock owned by Mr. Williams. Mr. Williams will use the proceeds of the loan to repay certain indebtedness under a margin loan secured by shares of our callable common stock owned by him and to exercise options to acquire additional shares of callable common stock. We made this loan following a determination that it was in the best interests of the Company and its shareholders because it aligns the interests of our chief executive officer with our shareholders and it will avoid any forced sale of Mr. Williams’ stock in the Company.

INDEMNIFICATION AGREEMENTS

      We have entered into indemnification agreements with each of our directors and officers containing provisions that may require us to indemnify them against liabilities that may arise by reason of their status or service as directors or officers and to advance their expenses incurred as a result of any proceeding against them. However, we will not indemnify directors or officers with respect to liabilities arising from willful misconduct of a culpable nature.

CONSULTING AGREEMENT

      In connection with our acquisition of PBA Technology in December 1997, we assumed a consulting agreement with P. Nicholas King. During 1998 and 1999 we paid Mr. King approximately (pound)60,500 and (pound)50,100. Services provided to us by Mr. King include negotiating contracts for our facility expansion in the UK, and advice on mergers, acquisitions and licensing opportunities in the United Kingdom. We terminated the agreement with Mr. King in December 1999 effective as of December 31, 2000. During 2000, we paid Mr. King approximately (pound)36,000 for his consulting services....

CERTAIN TRANSACTIONS

Relationship With PerkinElmer

      On December 14, 1999, we entered into an investment agreement and sales, marketing and distribution agreement with PerkinElmer. On January 26, 2000, PerkinElmer, Inc. purchased 1,269,841 shares of our Series P preferred stock for an aggregate price of $8.0 million. At the closing of our initial public offering, each share of Series P preferred stock converted into one share of our common stock. PerkinElmer is the sole shareholder of our common stock and all other shareholders hold shares of callable common stock. PerkinElmer has an option to increase its ownership interest to 19.9% of our outstanding capital, on a fully diluted basis and also has the right to cause us to redeem our callable securities for a period of two years after the date it can first exercise this right. If PerkinElmer exercises its right to cause us to redeem our callable common stock, all outstanding shares of callable common stock will be redeemed, leaving PerkinElmer as our sole shareholder. PerkinElmer was first able to exercise this right on October 23, 2000, and it expires on October 21, 2002.

      PerkinElmer can cause us to exercise the call right by notifying us and funding the redemption price through a cash capital contribution. The redemption price will be the greater of:

•	120% of the trailing 30 trading day average closing price of our callable common stock ending on the day before PerkinElmer notifies us to exercise the right;

•	120% of the last reported sales price per share on the trading day before PerkinElmer notifies us to exercise the right; and

•	the following price per share based on the number of days that have elapsed after the date PerkinElmer was first able to exercise its right to cause us to redeem our callable common stock (i) $6.75 for one through 182 days, (ii) $7.00 for 183 through 365 days, (iii) $7.50 for 366 through 548 days, and (iv) $8.00 for 549 through 730 days.

Alternatively, the purchase price for our callable common stock paid by PerkinElmer could equal the price of any third-party offer received by us and which our board of directors is prepared to accept, whether higher or lower than the prices described above.

      Pursuant to the sales, marketing and distribution agreement, we have granted to PerkinElmer, the exclusive right and responsibility to engage in sales, marketing, distribution and field service activities with respect to our products and services in markets other than the United States, the United Kingdom and Japan. To maintain exclusive distribution rights, PerkinElmer must achieve minimum sales volumes in these markets. PerkinElmer provides lead finding and sales support for us in United States, the United Kingdom and Japan and provides marketing, sales and distribution for our products in all other markets. In addition, while all of our products will continue to be sold under our name and logo, which will be the predominant branding element, our products will also display the PerkinElmer brand name. The sales, marketing and distribution agreement is for an initial period of two years with automatic two-year renewals unless terminated by the parties.

      On February 12, 2001, PerkinElmer filed a lawsuit in Delaware Chancery Court requesting that the Delaware court interpret the terms of PerkinElmer’s right, under our Certificate of Incorporation, to require us to call and redeem our callable common stock. The lawsuit names the Company as well of each of our directors and alleges, among other things, that we sought to improperly impede or terminate PerkinElmer’s right to cause us to redeem our callable stock, and to impose an improper financial penalty upon an exercise by PerkinElmer of that right. PerkinElmer’s complaint is in the context of a proposed transaction that we were pursuing with an unnamed third party, which if completed without PerkinElmer exercising its right, would have the effect of terminating the right. On February 15, 2001, we filed a motion for summary judgment seeking dismissal of the lawsuit. We believe the PerkinElmer lawsuit is without merit and we intend to defend our rights vigorously and aggressively.

RATIFICATION OF INDEPENDENT AUDITOR
(Proposal Two)

      The firm of Arthur Andersen, LLP served as our independent auditor for the fiscal year ended December 31, 2000. The board of directors has selected Arthur Andersen to continue in this capacity for the fiscal year ending December 31, 2001. Although the selection of Arthur Andersen is not required to be submitted to a vote of the shareholders, the board of directors believes it appropriate as a matter of policy to request that the shareholders ratify the selection of the independent auditor. Accordingly, we are asking our shareholders to ratify the selection of Arthur Andersen as independent auditor.

      Representatives of Arthur Andersen are expected to be present at the annual meeting, and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

      The affirmative vote of the holders of a majority of shares of common stock issued and outstanding is required to ratify the appointment of Arthur Andersen as independent auditor.

      If the appointment of Arthur Andersen as independent auditor for fiscal 2001 is not ratified by the shareholders, the board of directors will consider other auditors for our next fiscal year. However, because of the difficulty in making any substitution of auditor for the current year, the appointment of Arthur Andersen for fiscal 2001 will stand, unless the board of directors finds other reason for making a change.

      Our board of directors unanimously recommends a vote “for” ratification of the selection of Arthur Andersen as our independent auditor for the fiscal year ending December 31, 2001. Proxies solicited by the board will be voted “for” the nominees unless instructions to withhold or to the contrary are given.

GENERAL INFORMATION

Shareholders’ Proposals

      Any and all shareholder proposals for inclusion in the proxy materials for the Company’s next Annual Meeting of Shareholders must comply with the rules and regulations promulgated under the Exchange Act and must be received by the Company, at its offices at 4355 Varsity Drive, Suite E, Ann Arbor, Michigan 48108, not later than December 1, 2001. Such proposals should be addressed to the Company’s Secretary.

      The Company’s Bylaws also contain certain provisions which affect shareholder proposals. The Company’s Bylaws provide that: (a) with respect to an annual meeting of shareholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by shareholders may be made only (i) pursuant to the Company’s notice of the meeting, (ii) by the Board of Directors, or (iii) by a shareholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws; and (b) with respect to special meetings of shareholders, only the business specified in the Company’s notice of meeting may be brought before the meeting of shareholders, and nominations of persons for election to the Board of Directors may be made only (i) by the Board of Directors, or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by a shareholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the Bylaws.

Other Matters

      Management knows of no matters which will be presented for consideration at the Annual Meeting other than those stated in the Notice of Meeting. However, if any other matters do properly come before the Annual Meeting, the person or persons named in the accompanying proxy form will vote the proxy in accordance with their best judgment regarding such matters, including the election of a director or directors other than those named in this Proxy Statement should an emergency or unexpected occurrence make the use of such discretionary authority necessary, and also regarding matters incident to the conduct of the meeting.

      Shareholders are requested to date, sign and return the enclosed proxy in the enclosed postage-paid envelope. So that the presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the meeting may be assured, prompt execution and return of the proxy is requested.

By Order of the Board of Directors

GARY A. KENDRA
Secretary

Dated: April 9, 2001

APPENDIX A

GENOMIC SOLUTIONS INC.

AUDIT COMMITTEE CHARTER

Organization

There shall be a committee of the board of directors of Genomic Solutions Inc. (the “Company”) to be known as the audit committee. The audit committee shall be composed of directors who are independent of the management of the Company and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member.

Statement of Policy

The audit committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Company, and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the Company.

Responsibilities

In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the audit committee will:

•	Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the Company and its divisions and subsidiaries.

•	Ensure receipt from the auditor of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1, actively engage in a dialogue with the auditor with respect to any disclosed relationship or services that may impact the objectivity and independence of the auditor, and recommend to the board, if necessary, that the full board take appropriate action to oversee the independence of the auditor.

•	Review with the independent auditors and the Company’s financial management the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

•	Review with the independent auditors, the Company’s internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. The committee periodically should review the Company’s accounting policy.

•	Review the internal audit function of the Company including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

•	Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

•	Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

•	Provide sufficient opportunity for the internal and independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the Company’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

•	Review accounting and financial human resources and succession planning within the Company.

•	Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

•	Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

2

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

GENOMIC SOLUTIONS INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS MAY 3, 2001

The shareholder appoints Jeffrey S. Williams or Steven J. Richvalsky or either of them, as attorneys and proxies of the shareholder, with full power of substitution, to vote on behalf of the shareholder and in his or her name and stead, all shares of Genomic Solutions Inc. which the shareholder would be entitled to vote if personally present at the Company's Annual Meeting of Shareholders to be held at the Crowne Plaza Hotel, 610 Hilton Boulevard, Ann Arbor, Michigan 48108, on Thursday, May 3, 2001, at 9:00 a.m., local time, and at any adjournments.

(Continued and to be signed on reverse side.)

\/ Please Detach and Mail in the Envelope Provided \/

Please mark your
A	votes as in this
example.

WITHHELD
from the nominees
		FOR	(except as noted
		the nominees	below)
1.	To elect two nominees for a three-year term expiring in 2004.			Nominees:	Jeffrey S. Williams Damion E. Wicker, M.D.

Instructions: To vote for all of the nominees, put an X in the box marked "For". To withhold your vote for both nominees, put an X in the box marked "Withheld". To withhold your vote from one of the nominees, write the name of the nominee on the line below.

		FOR	AGAINST	ABSTAIN
2.	The ratification of the appointment of Arthur Andersen LLP as auditors for the fiscal year ending December 31, 2001.

3.	In their discretion, upon any other matters which may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.

Receipt of the Notice of Annual Meeting and Proxy Statement of the Company preceding or accompanying the same is hereby acknowledged.

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE OF STOCKHOLDER	DATE:	SIGNATURE (IF HELD JOINTLY)	DATE:

Note:	Your signature should appear the same as your name appears herein. In case of joint holders, each should sign. If the signer is a corporation or partnership, sign in full the corporate or partnership name by an authorized officer or partner. When signing as attorney, executor, trustee, officer, partner, etc. give full title.